EXHIBIT 99.3

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements	Page

Unaudited Pro Forma Consolidated Financial Statements	2

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2003 (restated)	4

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2003	5

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

           The unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to (i) the Plan of Reorganization (the "Plan of Reorganization") pursuant to which the Company and its subsidiaries emerged from bankruptcy on June 13, 2003 (the "Effective Date"), (ii) the restructuring of certain operating leases which occurred over a period prior to the Effective Date and that was facilitated by the Plan of Reorganization (the "Lease Restructurings"), (iii) the consummation of the Company's offering of $250.0 million aggregate principal amount of 9 1/2% senior secured notes due 2010 (the "Offering") on October 23, 2003 and the application of proceeds therefrom, and (iv) the application of the principles required by Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("Fresh-Start Reporting") in connection with our Plan of Reorganization, as if each had been completed on January 1, 2003.

           The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what the Company's actual results of operations would have been had the Plan of Reorganization, the Lease Restructurings, the Offering and the application of the principles of Fresh-Start Reporting actually been completed at the beginning of the indicated period, and is not indicative of the Company's future results of operations. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's audited consolidated financial statements and notes thereto.

           The Company has restated all periods in the accompanying unaudited pro forma consolidated statements of operations to correct the classification of vehicle depreciation expense from operating expenses to cost of revenue. The Company corrected the classification of these expenses in order to include all delivery costs in cost of revenue.

           The Company has corrected the classification of revenue and cost associated with the disposal of its vehicles for all periods. Previously, in connection with the disposal of vehicles, the Company recorded the gross proceeds in "sales of equipment, merchandise, service, parts and supplies," and the cost in "cost of sales of equipment, merchandise, service, parts and supplies." The Company now records the net gain or loss, defined as gross proceeds less net book value, as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation." The Company considers the gain or loss on vehicles sold as an adjustment to vehicle depreciation.

           The Company has restated the accompanying pro forma consolidated statement of operations to correct the over-depreciation of certain non-rental assets since the Effective Date. The error was previously disclosed and an adjustment recorded in the Company's condensed consolidated financial statements for the three and six months ended June 30, 2004.

           This restatement also gives effect to the correction to lease expense from straight-lining lease expense over the initial terms of the lease plus any option renewal periods. This conforms the periods used for lease expense to the periods used for amortizing leasehold improvements.

           The following table summarizes the impact of the corrections of the errors discussed above on previously reported financial information (in thousands):

                                                               For the Year Ended December 31, 2003
                                                                       (Unaudited Pro Forma)
                                                 ------------------------------------------------------------
                                                 As Previously
                                                    Reported        Corrections                   As Restated
                                                 -------------      -----------                   -----------

Statement of Operations:

  Sales of equipment, merchandise, service,
    parts and supplies.........................  $      62,644      $      (312)  (a)(b)          $    62,332
      Total revenue............................        486,915             (312)                      486,603

  Cost of equipment rentals....................        243,849              578   (c)                 244,427

  Rental equipment depreciation and lease
    expense, and vehicle depreciation..........         91,445           16,198   (a)(b)(d)(e)(f)(g)  107,643
  Cost of sales of equipment, merchandise,
    service, parts and supplies................         49,650             (229)  (a)(b)               49,421
    Total cost of revenue......................        384,944           16,547   (h)                 401,491

  Gross profit (loss)..........................        101,971          (16,859)  (i)                  85,112

  Selling, general and administrative expenses.        103,535               35   (j)                 103,570

  Non-rental equipment depreciation and
    amortization...............................         25,983          (18,214)  (d)(e)(f)(k)(l)       7,769
  Operating loss...............................        (27,547)           1,320   (m)                 (26,227)
  Loss before reorganization items.............  $     (53,737)     $     1,320   (m)             $   (52,417)

____________________

(a)	The reclassification of $8,000 of revenue and $16,000 of costs associated with disposal of vehicles resulting in a net loss of $8,000 on vehicle disposals being recorded as an addition to "rental equipment depreciation and lease expense, and vehicle depreciation" for the five months ended May 31, 2003.

(b)	The reclassification of $304,000 of revenue and $213,000 of costs associated with disposal of vehicles resulting in a net gain of $91,000 on vehicle disposals being recorded as an offset to "rental equipment depreciation and lease expense, and vehicle depreciation" for the seven months ended December 31, 2003.

(c)	Reflects the adjustment to increase lease expense by $578,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(d)	The correction for the reclassification of $1,648,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue for the five months ended May 31, 2003.

(e)	The correction for the reclassification of $8,923,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue for the seven months ended December 31, 2003.

(f)	The correction for the reclassification of $5,786,000 of vehicle depreciation expense from operating expense to cost of revenue in order to include all delivery costs in cost of revenue related to the reorganization adjustment.

(g)	Reflects the adjustment to decrease depreciation related to vehicles by $76,000 for the seven months ended December 31, 2003. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(h)	The impact of corrections described in notes (a), (b), (c), (d), (e), (f) and (g) above.

(i)	The impact of corrections described in notes (c), (d), (e), (f) and (g) above.

(j)	Reflects the adjustment to increase lease expense by $35,000 as a result of straight-lining lease expense over the initial term of the lease plus any option renewal terms where the leases contain fixed rent escalators. This treatment is consistent with the periods used for the amortization of the Company's leasehold improvements.

(k)	Reflects the adjustment to decrease depreciation related to leasehold improvements by $1,052,000 for the seven months ended December 31, 2003. An adjustment to correct for the over-depreciation of non-rental assets since the Effective Date was previously recorded and disclosed in the condensed consolidated financial statements for the three and six months ended June 30, 2004.

(l)	Reflects an $805,000 decrease in the pro forma adjustment based on the correction for the five months ended May 31, 2003.

(m)	The impact of corrections described in notes (c), (g), (j), (k) and (l) above.

NATIONSRENT COMPANIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003
(in thousands)

                                              Predecessor    Successor
                                                Company       Company
                                              -----------   ------------
                                              Five Months   Seven Months
                                                 Ended         Ended
                                                May 31,     December 31,    Reorganization        Offering
                                                 2003           2003         Adjustments        Adjustments    Pro Forma
                                              -----------   ------------    --------------      -----------   -----------
                                               (restated)    (restated)       (restated)                       (restated)
                                              -----------   ------------    --------------      -----------   -----------
Revenue:
  Equipment rentals......................      $ 155,567     $  268,704       $      --         $       --     $ 424,271
  Sales of equipment, merchandise,
   service, parts & supplies.............         20,499         41,833              --                 --        62,332
                                              -----------   ------------    --------------      -----------    -----------
     Total revenue.......................        176,066        310,537              --                 --       486,603
Cost of revenue:
  Cost of equipment rentals..............        103,367        147,099          (6,039) (a)            --       244,427
  Rental equipment-depreciation
   and lease expense, and vehicle
   depreciation..........................         57,801         62,435         (16,990) (b)(c)      4,397 (d)   107,643
  Cost of sales of equipment,
   merchandise, service, parts
   & supplies............................         18,764         30,657              --                 --        49,421
                                              -----------   ------------    --------------      -----------    -----------
  Total cost of revenue..................        179,932        240,191         (23,029)             4,397       401,491
                                              -----------   ------------    --------------      -----------    -----------
   Gross profit (loss)...................         (3,866)        70,346          23,029             (4,397)       85,112
Operating expenses:
   Selling, general and administrative
   expenses..............................         37,173         66,397              --                 --       103,570
Non-rental equipment
   depreciation and amortization
   of non-rental assets..................          5,451          4,787          (2,469) (e)            --         7,769
                                              -----------   ------------    --------------      -----------    -----------
   Operating loss........................        (46,490)          (838)         25,498             (4,397)      (26,227)
                                              -----------   ------------    --------------      -----------    -----------
Other (income) expense:
  Interest expense.......................          3,164         15,702           1,030  (f)         8,425 (g)    28,321
  Other net..............................            (90)        (2,041)             --                 --        (2,131)
                                              -----------   ------------    --------------      -----------    -----------
Loss before reorganization items.........      $ (49,564)    $  (14,499)      $  24,468         $  (12,822)    $ (52,417)
                                              ===========   ============    ==============      ===========    ===========

The accompanying notes to this unaudited pro forma consolidated statement of operations are an integral part of these statements.

NATIONSRENT COMPANIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003

1.	General

           On the Effective Date, the Predecessor Company emerged from proceedings under Chapter 11 of the Bankruptcy Code pursuant to the terms of the Plan of Reorganization. On the Effective Date, pursuant to the Plan of Reorganization, the Predecessor Company merged into an indirect subsidiary of the Successor Company. Under the terms of the Plan of Reorganization, on the Effective Date (i) the holders of allowed claims under the Debtors' prepetition senior secured credit facility received 63.3% of the new common stock, new preferred stock and new subordinated notes of the Successor Company (the "new securities"), (ii) a creditors' trust for the benefit of the holders of allowed general unsecured claims received 3.3% of the new securities and $300,000 in cash and (iii) a new investor group purchased 33.3% of the new securities for $80,000,000. The Plan of Reorganization did not provide for any value or distribution to the equity holders of the Predecessor Company.

           As of June 1, 2003, the Company adopted the provisions of Fresh-Start Reporting. The adoption of Fresh-Start Reporting results in the Company revaluing its balance sheet to fair value based on the reorganization value of the Company. The reorganization value of an entity approximates the fair value of the entity before considering liabilities and approximates the amount a willing buyer would pay for the assets immediately after restructuring. In connection with our reorganization, the Company determined an estimated reorganization value of approximately $157,777,000 before taking into account the $80,000,000 investment (the "Baupost Investment") by The Baupost Group L.L.C. on the Effective Date. The estimated total reorganized equity value of the Company aggregated approximately $237,800,000 after taking into account the Baupost Investment.

           The pro forma adjustments give effect to certain rental and vehicle lease buy-outs that were executed during the five-month period ended May 31, 2003 in connection with the Plan of Reorganization. In most cases, the Company settled its obligations under the operating leases by acquiring the underlying equipment and vehicles in exchange for a promissory note or cash. In certain cases, the Company rejected the operating leases and returned the equipment. These buy-outs were facilitated by the Company's bankruptcy proceedings and occurred over a period prior to the Effective Date and thus were not included in the reconciliation of Fresh-Start Reporting in "—Note 4 — Fresh-Start Reporting" which only reflects reorganization items that were executed as of the Effective Date.

           In October 2003, the Company completed the Offering. The net proceeds from the Offering were used to repay amounts outstanding under the senior secured revolving credit facility, purchase money obligations, equipment leases and for other general corporate purposes.

2.	Pro Forma Adjustments

           Adjustments to the accompanying unaudited pro forma consolidated statement of operations are as follows:

(a)	Reflects the reduction in vehicle lease expense of $6.0 million as a result of operating leases that were bought out as facilitated by the Plan of Reorganization.

(b)	Reflects the decrease in rental equipment depreciation expense of $3.4 million resulting from Fresh-Start Reporting adjustments. See "—Note 4— Fresh-Start Reporting" to the consolidated financial statements for the year ended December 31, 2003 for a further discussion of the Fresh-Start Reporting adjustments.

(c)	Reflects the decrease to rental equipment lease expense of $19.4 million as a result of operating leases that were bought out or rejected as facilitated by the Plan of Reorganization. The decrease was partially offset by an increase in vehicle depreciation expense of $5.8 million resulting from vehicles under operating leases that were bought out as facilitated by the Plan of Reorganization. These lease buy-outs were not executed as of the Effective Date and were not explicitly included in the Company's Plan of Reorganization.

(d)	Reflects the increase in rental equipment depreciation expense of $7.7 million, partially offset by the reduction in rental equipment lease expense of $3.3 million resulting from the buy out of rental equipment under operating lease obligations with proceeds related to the Offering.

(e)	Reflects the decrease in non-rental depreciation of $2.5 million resulting from Fresh-Start Reporting adjustments. See "Note 4-- Fresh-Start Reporting" to the consolidated financial statements for the year ended December 31, 2003 for a further discussion of the Fresh-Start Reporting adjustments. The decrease was partially offset by an increase to non-rental depreciation expense for the amortization of the customer relationships intangible asset of $0.1 million resulting from Fresh-Start Reporting adjustments. See "Note 8-- Intangible Assets" of the consolidated financial statements for the year ended December 31, 2003 for a further discussion of the customer relationships intangible asset.

(f)	Reflects the increase in interest expense (including the amortization of debt issuance costs) of $3.1 million related to the issuance of $45.2 million of convertible subordinated notes pursuant to the Plan of Reorganization, partially offset by a decrease in interest expense of $2.1 million resulting from the restructuring of certain debt pursuant to the Plan of Reorganization. This pro forma adjustment to interest expense is based on the 6.5% interest rate of the convertible subordinated notes.

(g)	Reflects the increase in interest expense (including the amortization of debt issuance costs) of $25.3 million resulting from the issuance of the original notes in the Offering, partially offset by a decrease in interest expense of $16.9 million related to indebtedness repaid with the proceeds of the Offering. This pro forma adjustment to interest expense is based on the 9.5% interest rate of the original notes.

3.	Items Related to the Offering Not Adjusted

           During October 2003, the Company wrote-off $3.0 million of debt issuance costs related to the amendment and restatement of its senior secured revolving credit facility to reduce the borrowing capacity from $150,000,000 to $75,000,000. The reduction in borrowing capacity was related to and was done concurrently with the Offering. The $3.0 million of debt issuance costs written-off is reflected without adjustment in the unaudited pro forma consolidated statement of operations.

           During October 2003, the Company recorded a gain of $2.4 million resulting from the repayment of certain purchase money financing at a discount with proceeds from the Offering. Such gain is reflected without adjustment in the unaudited pro forma consolidated statement of operations.